UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2023

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None*

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PRET	*
Series B Preferred Shares, par value $0.01 per share	PRETL	*
Series C Preferred Shares, par value $0.01 per share	PRETM	*
Series D Preferred Shares, par value $0.01 per share	PRETN	*

*	Pennsylvania Real Estate Investment Trust’s securities began trading exclusively on the over-the-counter market on December 16, 2022 under the symbols, PRET, PRETL, PRETM, and PRETN.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed by Pennsylvania Real Estate Investment Trust (the “Trust”) with the Securities and Exchange Commission on June 7, 2023, at the Trust’s 2023 Annual Meeting of Shareholders held on June 1, 2023, the trustees George J. Alburger, Jr., Joseph F. Coradino, Michael J. DeMarco, JoAnne A. Epps, Mark E. Pasquerilla, Charles P. Pizzi and John J. Roberts were re-elected by a plurality of votes cast by the Common Shareholders, however, none of them received a majority of the votes cast. Accordingly, pursuant to the Trust’s corporate governance guidelines, each of Mr. Alburger, Mr. Coradino, Mr. DeMarco, Ms. Epps, Mr. Pasquerilla, Mr. Pizzi and Mr. Roberts tendered his or her offer of resignation to the Board of Trustees of the Trust (the “Board”).

The Board as a whole, rather than the Nominating and Governance Committee of the Board (the “Committee”), considered each resignation offer because each member of the Committee did not receive a majority of the votes cast at the same election by the Common Shareholders, and no other independent trustees elected by the Common Shareholders were present on the Board to form a committee to offer a recommendation to the Board. In each case, the applicable trustee did not participate in the deliberation or decision regarding his or her resignation offer. The Board determined that it was in the best interest of the Trust to act promptly on this matter. In determining whether to accept or reject each resignation offer, the Board considered a number of factors relative to the best interests of the Trust and its shareholders, including the following:

•	the individual performance of the applicable trustee on the Board and the committees on which he or she serves;

•	the institutional knowledge and experience of the applicable trustee with the Trust’s governance and business operations resulting from his or her tenure;

•	the skill sets and diversity needs of the Board;

•	the operating performance of the Trust under the challenging circumstances of the COVID-19 pandemic and debt structuring that the Trust has encountered during the applicable trustee’s tenure;

•	the on-going responsibilities undertaken by the applicable trustee and the difficulty of replacing or reassigning such responsibilities; and

•	the recommendations of proxy advisory firms.

Each of the trustees who had tendered his or her offer of resignation had informed the other members of the Board he or she was willing to serve if his or her offered resignation was declined. After consideration and deliberation of all these factors, the Board determined that the resignation of each of Mr. Alburger, Mr. Coradino, Mr. DeMarco, Ms. Epps, Mr. Pasquerilla, Mr. Pizzi and Mr. Roberts would be detrimental to, and not in the best interests of, the Trust and its shareholders. On June 8, 2023, in each case with the applicable trustee not participating in the decision, the Board determined to decline each offer of resignation. Accordingly, Mr. Alburger, Mr. Coradino, Mr. DeMarco, Ms. Epps, Mr. Pasquerilla, Mr. Pizzi and Mr. Roberts will continue to serve as a trustee of the Trust until the Trust’s 2024 Annual Meeting of Shareholders or until the applicable trustee’s successor is duly elected and qualified or his or her earlier resignation or removal.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 12, 2023	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel